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                                                                    EXHIBIT 99.1

NEWS RELEASE                                                      [TENNECO LOGO]




        Contacts:      Jane Ostrander
                       Media Relations
                       847 482-5607
                       jostrander@tenneco.com

                       Leslie Hunziker
                       Investor Relations
                       847 482-5042
                       lhunziker@tenneco.com

        TENNECO EXPANDS NORTH AMERICAN EMISSION CONTROL TECHNICAL CENTER
          COMPANY INVESTS $13 MILLION TO SUPPORT VEHICLE MANUFACTURERS

Grass Lake, Michigan, May 31, 2006 - Tenneco (NYSE: TEN) announced today that the company is expanding its North American emission control engineering center in Grass Lake, Michigan. The company has invested $13 million to add 30,000 sq ft to the current 110,000 sq ft facility. The expansion will accommodate additional development and testing capabilities to meet the growing demand for advanced emission control technologies.

"We are adding to our state-of-the art technical center in Grass Lake to enhance our capabilities and to continue providing outstanding engineering services and advanced products and technologies to our customers," said Mark P. Frissora, chairman, CEO and president, Tenneco. "Stricter emission control standards and the growth in the North American diesel market are driving the demand for more emission control content on vehicles. This capital investment will help ensure that Tenneco remains a leader in emission control engineering and advanced technology development."

Tenneco's North American engineering center serves global OE manufacturers, offering product design, development and testing at the Grass Lake facility. The company's comprehensive engineering services include: program engineering; design; after treatment and acoustical development; advanced technology, product and manufacturing engineering; prototyping; testing; and metallurgical, converter after treatment and warranty labs.

The expansion will enhance the company's sound engineering and emission control capabilities with an upgraded sound quality lab, engine dynamometers and a NVH evaluation lab. Later this year, the company will complete a flow lab, capable of hot and cold conditions, which will be used in developing advanced after treatment solutions. In addition, a new state of the art All Wheel Drive chassis dynamometer was added that will enhance full vehicle acoustic development to accommodate various drive trains, wheel bases and horse power ratings.

Increasingly stringent emissions regulations globally and growth in the diesel engine market are driving demand for emission control components and systems. As a result, Tenneco is capturing new business and leveraging its global engineering capabilities into new geographical and vehicle markets.


                                     -More-

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As previously announced, the company will supply three North American OEMs with advanced emission control technologies for light-duty diesel pick-up trucks, beginning in 2007 and the company recently announced its first medium-duty diesel after treatment contract in North America, which will also launch in 2007. The engineering and development work for these programs will be done at the North American Technical Center in Grass Lake, Michigan.

 Tenneco is a $4.4 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 19,000 employees worldwide. Tenneco is one of the world's largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe(R), Walker(R), Gillet(R) and Clevite(R)Elastomer brand names. Among its products are Sensa-Trac(R) and Monroe Reflex(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(R) mufflers, Dynomax(R) performance exhaust products, and Clevite(R)Elastomer noise, vibration and harshness control components.

This press release contains forward-looking statements. Words such as "will" and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are: (i) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products and the company's resultant inability to realize the sales represented by its awarded book of business; (ii) changes in consumer demand and prices, including decreases in demand for automobiles which include the company's products and the potential negative impact on the company's revenues and margins from such products; (iii) the general regulatory, political, economic and competitive conditions in markets where the company and its subsidiaries operate; (iv) workforce factors such as strikes or labor interruptions; and (v) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries. These and other factors are described in more detail in the company's filings with the Securities and Exchange Commission, including in its Annual Report on Form 10-K. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.





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